Exhibit 10.1
PARTNERSHIP INTERESTS PURCHASE AGREEMENT
Between
ALLIANCE SEMICONDUCTOR CORPORATION,
and
ALLIANCE VENTURE MANAGEMENT, LLC.
Dated: December 1, 2006

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TABLE OF CONTENTS
(continued)

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4.11 Waiver of Rescission	6

Exhibit A Receipt

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PARTNERSHIP INTERESTS PURCHASE AGREEMENT
     This Partnership Interests Purchase Agreement (this “Agreement”) is entered into as of this 1st day of December, 2006 (the “Closing Date”) by and between Alliance Semiconductor Corporation, a Delaware corporation (“Buyer”) and Alliance Venture Management, LLC, a California limited liability company (“Seller”).
     WHEREAS, Seller and Buyer have entered into a Mutual Release dated as of December 1, 2006 and Buyer has removed Seller as general partner of Alliance Ventures I, L.P., Alliance Ventures II, L.P., Alliance Ventures III, L.P., Alliance Ventures IV, L.P., and Alliance Ventures V, L.P. (each such partnership being referred individually as a “Partnership” and collectively as the “Partnerships”) and named ALSC Venture Management, LLC (the “General Partner”) as new general partner of the Partnerships; and
     WHEREAS, Seller owns a fifteen percent (15%) special limited partnership interest in the capital, profits and losses in each of the Partnerships (the “Partnership Interests”) pursuant to the limited partnership agreements for each of the Partnerships entered into in connection with the formation of each Partnership (the “Partnership Agreements”), and Seller desires to sell the Partnership Interests to Buyer and Buyer desires to purchase the Partnership Interests from Seller in accordance with this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows.
ARTICLE 1
SALE OF PARTNERSHIP INTERESTS
     1.1 Sale of Partnership Interests. Seller hereby sells, transfers and assigns the Partnership Interests to Buyer free and clear of all liens, claims, pledges, options, rights of first refusal and other encumbrances or restrictions of any nature whatsoever, other than any restrictions on transfer under the Partnership Agreements (“Liens”), and Buyer hereby purchases from Seller all of Seller’s right, title and interest in the Partnership Interests for the Purchase Price, as defined below.
     1.2 Purchase Price. The consideration for the sale of the Partnership Interests is (i) Four Hundred Thousand Dollars ($400,000) which will be paid on the date hereof by wire transfer to an account designated by Seller, plus (ii) two percent (2%) of the gross sale proceeds received after May 17, 2006 from investments in any Partnership’s portfolio, which amount shall be calculated as set forth below in Section 1.3 (“Purchase Price”) and will be paid by wire transfer to an account designated by Seller upon receipt by the Buyer or any affiliate of Buyer. Buyer has advised Seller it intends to sell the Partnerships and payment to Seller of the percentage due Seller under the Agreement when such sale is accomplished shall satisfy by Buyer’s duties under this Section 1.2.

     1.3 Payment and Calculation of Two Percent of Gross Sale Proceeds.
          (a) Gross sale proceeds from the sale of a Partnership interest in a portfolio company shall be the aggregate purchase price received for the sale, exchange or other disposition of such interest, whether in the form of cash or securities, and shall include any and all disbursements from escrow accounts established in connection with such sale, exchange or other disposition, including all interest and other income earned from such escrow accounts. For this purpose, securities received by a Partnership as part of the consideration for an interest in a portfolio company shall be valued at their fair market value on the date of receipt, which shall be determined by reference to closing value on the exchange on which securities are traded, if such securities are valued on an exchange and otherwise shall be reasonably determined in good faith by the General Partner using the value for such Securities in the transaction in which such securities were received and, if applicable, the value at which such securities are traded by other parties to the transaction.
          (b) If a portfolio investment is not sold to a third party but instead becomes freely tradable based upon an initial public offering or similar event, proceeds shall be deemed received at the time when the securities held by or received by the Partnership from such liquidity event first become freely tradable without restriction (other than a volume restriction under Rule 144(e)) under the Securities Act of 1933 (the “Securities Act”) or any equivalent legislation (which in the case of securities received in a non-public offering shall mean the date at which all waiting periods imposed under Rule 144 or Rule 145 under the Securities Act have expired).
          (c) If in lieu of selling all investments of a Partnership, Buyer or its successor determines to sell the Partnership interests, the proceeds of such sale shall be treated as if they were proceeds of the sale of all portfolio assets of the Partnership and Buyer shall be responsible to pay the compensation due the General Partner, as contemplated by Section 1.3(a).
          (d) Gross sale proceeds also include investment proceeds. Investment proceeds shall consist of all cash and other property received by a Partnership with respect to its interest in a portfolio company other than upon a sale, exchange of other disposition of such interest, and shall include, any and all payments, distributions or other consideration attributable to any dividend or other distribution of stock, any conversion, stock split, capitalization, or redemption of or with respect to such interest, and all proceeds from any liquidation, dissolution or winding up of the portfolio company.
          (e) Buyer shall notify Seller in writing of the calculation of the gross sales proceeds within 120 days after receipt by a Partnership. Seller shall be deemed to have accepted such determination unless Seller notifies Buyer in writing of Seller’s proposed calculation within 30 days after receipt of Buyer’s proposed calculation. If Seller provides such notice to Buyer, the parties shall proceed in good faith to determine mutually the matters in dispute. If they are unable to do so within 30 days, the matter shall be referred to an appraisal firm chosen by and mutually acceptable to both Buyer and Seller (the “Appraiser”). The decision of the Appraiser shall be binding on the parties. The Appraiser’s fees shall be shared equally by Buyer and Seller.

     1.4 Deliveries by Seller On the Closing Date, Seller will deliver to Buyer:
          (a) Any and all instruments and documents, required to transfer the Partnership Interests to Buyer as are mutually agreed upon by the parties; and
          (b) A receipt for the initial portion of the Purchase Price, in the form attached hereto as Exhibit A.
     1.5 Section 754 Election. Buyer may cause the Partnerships to make an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year that includes the Closing Date, and Buyer shall be authorized to prepare and file all papers, schedules and tax returns necessary to effectuate such election. Seller consents to such election and such authority extended to Buyer. Any costs incurred in connection with the election under Section 754 of the Code shall be borne by Buyer.
     1.6 Allocation of Consideration. The parties shall cooperate as provided herein in determining the allocation of the Purchase Price and other applicable items among the Partnerships’ assets in accordance with Code and the treasury regulations promulgated thereunder (and any similar provisions of state or local law, as appropriate), provided that they agree that as of the date of this Agreement none of the Partnerships has any assets subject to Section 751(a) of the Code. Buyer shall initially determine such allocation and shall notify Seller in writing of the allocation so determined within 120 days after the Closing Date. Seller shall be deemed to have accepted such determination unless Seller notifies Buyer in writing of Seller’s proposed allocation within 30 days after receipt of Buyer’s proposed allocation. If Seller provides such notice to Buyer, the Parties shall proceed in good faith to determine mutually the matters in dispute. If they are unable to do so within 30 days, the matter shall be referred to the Appraiser. The decision of the Appraiser shall be binding on the parties. The Appraiser’s fees shall be shared equally by Buyer and Seller. Neither Buyer Seller nor Seller shall take any position for tax purposes that is inconsistent with the final allocation determined hereunder unless such position would be inconsistent with a final non-appealable (except to the United States Supreme Court) judgment which has been rendered in any judicial proceeding governing such position.
     1.7 Interim Closing of the Books. With respect to the Partnership Interests that are being purchased and sold pursuant to this Agreement, Seller’s distributive share of the Partnerships’ income, gain, loss and deduction for the taxable year of the Partnerships that includes the Closing Date shall be determined on the basis of an interim closing of the books of the Partnerships as of the close of business on the Closing Date under this Agreement and shall not be based upon a proration of such items for the entire taxable year.
     1.8 Pre-Closing Periods. The sale of the Partnership Interests pursuant to this Agreement shall not affect Seller’s rights with respect to the Partnerships’ tax filings and tax proceedings with respect to periods or portions thereof ending on or before the Closing Date, including without limitation Seller’s rights pursuant to the Partnership Agreements.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER
     In order to induce Buyer to enter into this Agreement, Seller makes the following representations and warranties to Buyer.
     2.1 Ownership of Partnership Interests. (a) Seller is the legal and beneficial owner of the Partnership Interests free and clear of any and all Liens; (b) Seller is not subject to any contracts or arrangements restricting the sale and transferability of the Partnership Interests other than any restrictions on transfer under the Partnership Agreements; (c) Seller has good title to the Partnership Interests and right to transfer title to the Partnership Interests to Buyer, subject to any restrictions on transfer under the Partnership Agreements; and (d) the transfer of the Partnership Interests to Buyer pursuant to this Agreement will pass good title thereto to Buyer free and clear of any and all Liens, subject to any restrictions on transfer under the Partnership Agreements.
     2.2 Authority. Seller has the full legal power and authority under applicable corporate law to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
     2.3 No Violation. This Agreement and the transfer of the Partnership Interests will not result in any violation of or conflict with, or constitute a default under any contract, agreement, arrangement or commitment, written or oral, absolute or contingent, applicable to Seller (and excluding any applicable to the Partnerships), and no consent, approval, authorization of or designation, declaration or filing with any governmental authority on the part of Seller (and excluding any on the part of the Partnerships) is required in connection with this Agreement and the valid sale and transfer of the Partnership Interests.
     2.4 No Brokers. No act of Seller has given or will give rise to any claim against either of the parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER
     In order to induce Seller to enter into this Agreement, Buyer makes the following representations and warranties to Seller.
     3.1 Authority. Buyer has the full power and authority under applicable corporate law to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of each, enforceable against each in accordance with its terms.
     3.2 No Violation. This Agreement and the purchase of the Partnership Interests will not result in any violation of or conflict with, or constitute a default under any contract,

agreement, arrangement or commitment, written or oral, absolute or contingent, applicable to Buyer, and no consent, approval, authorization of or designation, declaration or filing with any governmental authority on the part of Buyer (and excluding any on the part of the Partnerships) is required in connection with this Agreement and the purchase of the Partnership Interests.
     3.3 No Brokers. No act of Buyer has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.
     3.4 Operation of Partnerships. Prior to the Closing Date, Buyer has operated the Partnerships solely in the ordinary course of business.
ARTICLE 4
MISCELLANEOUS
     4.1 Notices. All notices, offers, requests or other communications from either of the parties hereto to the other shall be in writing and shall be considered to have been duly delivered or served on the date of meeting if sent by first class certified mail, return receipt requested, postage prepaid, to the party at its address as set forth below or to such other address as such party may hereafter designate by written notice to the other party:
If to Seller:
Alliance Venture Management, LLC
c/o V. R. Ranganath
Fax number:
If to Buyer:
Alliance Semiconductor Corporation
2900 Lakeside Drive
Santa Clara, California 95054
Attention:     Melvin L. Keating
Fax number:     (408) 855-4999
     4.2 Assignment. Neither party may assign or transfer this Agreement, either directly or indirectly, without the prior written consent of the other party. This Agreement shall be binding upon, inure to the benefit of and may be enforced by and against the respective successors and permitted assigns of the parties to this Agreement.
     4.3 Effect of Headings. The article and section headings in this Agreement are for convenient reference only and shall not affect the construction hereof.
     4.4 Expenses. The parties shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors. Seller and Buyer shall share equally any transfer taxes or fees required to be paid in connection with the transfers contemplated by this Agreement, including, without limitation, stamp taxes, document taxes, sales taxes, or any other payments in the nature of or in lieu thereof, if applicable.
     4.5 Public Announcements. Unless required by law, rule or regulation, no public announcement (including an announcement to employees) or press release concerning the transactions provided for herein shall be made by either party without the prior written approval of the other party. With respect to any disclosures required by applicable law, rule or regulation, including disclosure requirements under applicable securities acts, each party will consult with the other party and allow the other party to review the proposed disclosure prior to making any such disclosures.
     4.6 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the state of California, without regard to its conflicts of laws principles.
     4.7 Waiver; Severability. The waiver or breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach of the same or any other term or condition. If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed herein.
     4.8 No Third Party Rights. Nothing in this Agreement shall be deemed to create any right on the part of any person or entity not a party to this Agreement. The provisions of this Agreement are solely for the benefit of the parties to the Agreement[, and no employee or former employee of the Partnerships or the Seller or any other individual associated herewith or any other party shall be regarded for any purpose as a third-party beneficiary of the Agreement as a result of this Agreement. Nothing contained in this Agreement will be deemed to cause any employee’s employment on or after the Closing to be other than on an “at will” basis].
     4.9 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one agreement, and all of which when taken together, shall constitute one agreement. This Agreement shall become effective when counterparts of this Agreement have been executed by and delivered to both parties.
     4.10 Entire Agreement; Amendments. This Agreement, including the Exhibit hereto and the documents delivered hereunder, contains the entire agreement and understanding of the parties in respect of the subject matter hereof, and supersedes all prior agreements and understandings between the parties. Except for the express representations and warranties set forth in this Agreement, there are no representations or warranties of any kind, including without limitation any representations or warranties as to the business, assets, properties, liabilities or obligations of the Partnerships. Buyer acknowledges and agrees that Seller and any affiliate of Seller has no obligation, responsibility or duty to inform Buyer of any information concerning the Partnerships or their business, assets, properties, liabilities or obligations, even if such information is material and is known to Seller or such affiliate. This Agreement may not be amended except in a writing signed by each of the parties.
     4.11 Waiver of Rescission. Each party hereby irrevocably waives any right of rescission with respect to this Agreement and the transactions contemplated hereby and agrees that it will not, directly or indirectly, initiate or pursue any proceeding or take any other action that may result in such rescission.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ALLIANCE SEMICONDUCTOR CORPORATION

By:	/s/ Melvin L. Keating

Name:	Melvin L. Keating
Title:	President and CEO

ALLIANCE VENTURE MANAGEMENT, LLC
By:	/s/ V. R. Ranganath

Name:	V. R. Ranganath

Title:	President

[Signature Page to the Partnership Interests Purchase Agreement]

EXHIBIT A
RECEIPT
     Reference is made to the Partnership Interests Purchase Agreement (the “Agreement”) dated as of                      ___, 2006 by and between Alliance Semiconductor Corporation, a Delaware corporation (“Buyer”) and Alliance Venture Management, LLC, a California limited liability company (“Seller”).
     Seller hereby acknowledges receipt from Buyer pursuant to Section 1.4 of the Agreement of the amount set forth below.
Dated:                     ___, 2006

ALLIANCE VENTURE MANAGEMENT, LLC	AMOUNT RECEIVED

By:

Name:

Title:	$